UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2018

RBB BANCORP

(Exact name of Registrant as Specified in Its Charter)

California	001-38149	27-2776416
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 S. Figueroa Street, Suite 1888, Los Angeles, California		90017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (213) 627-9888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Definitive Material Agreement

On November 29, 2018, RBB Bancorp (the “Company”) entered into a Subordinated Note Purchase Agreement (the “Purchase Agreement”) with certain qualified institutional buyers and accredited investors (the “Purchasers”) pursuant to which the Company sold and issued $55.0 million in aggregate principal amount of 6.18% Fixed-to-Floating Rate Subordinated Notes due December 1, 2028 (the “Notes”). The Notes were offered and sold by the Company to eligible purchasers in a private offering in reliance on the exemption from the registration requirements of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and the provisions of Regulation D promulgated thereunder (the “Private Placement”). The Company intends to use the net proceeds of the offering, which are anticipated to be $53.4 million after deducting estimated expenses, for general corporate purposes, including providing capital to the Company’s wholly-owned subsidiary, Royal Business Bank, and maintaining adequate liquidity at the Company.

The Notes have a ten-year term and, from and including the date of issuance but excluding December 1, 2023, will bear interest at a fixed annual rate of 6.18%, payable semi-annually, for the first five years of the term (the “Fixed Interest Rate Period”). From and including December 1, 2023 through but excluding the maturity date or earlier redemption date, the interest rate will adjust to a floating rate equal to LIBOR for the applicable interest period plus 315 basis points (the “Floating Interest Rate Period”) payable quarterly. The Notes are redeemable, in whole or in part, on or after December 1, 2023 and at any time upon the occurrence of certain events. The Purchase Agreement contains certain customary representations, warranties and covenants made by the Company, on the one hand, and the Purchasers, severally and not jointly, on the other hand.

On November 29, 2018, in connection with the sale and issuance of the Notes, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers. Under the terms of the Registration Rights Agreement, the Company has agreed to take certain actions to provide for the exchange of the Notes for subordinated notes that are registered under the Securities Act and have substantially the same terms as the Notes (the “Exchange Notes”). Under certain circumstances, if the Company fails to meet its obligations under the Registration Rights Agreement, it would be required to pay additional interest to the holders of the Notes.

The Notes were issued under an Indenture, dated November 29, 2018 (the “Indenture”), by and between the Company and UMB Bank, N.A., as trustee. The Notes are not subject to any sinking fund and are not convertible into or, other than with respect to the Exchange Notes, exchangeable for any other securities or assets of the Company or any of its subsidiaries. The Notes are not subject to redemption at the option of the holder. The Notes are unsecured, subordinated obligations of the Company only and are not obligations of, and are not guaranteed by, any subsidiary of the Company. The Notes rank junior in right to payment to the Company’s current and future senior indebtedness. The Notes are intended to qualify as Tier 2 capital for regulatory capital purposes for the Company.

The form of Purchase Agreement, form of Registration Rights Agreement, Indenture and form of Note are attached as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the Purchase Agreement, Registration Rights Agreement, Indenture and Notes are summaries and are qualified in their entirety by reference to the relevant Exhibits to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above and the full text of the Indenture and form of Note, which are attached hereto as Exhibits 4.1 and 4.2, respectively, are incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure

On November 29, 2018, the Company issued a press release announcing the completion of the Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Information contained in this Item 7.01, including Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, as amended, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events

In connection with the Private Placement described in Item 1.01 above, the Company disclosed the following pro forma consolidated capital ratios as of September 30, 2018, after giving effect to the Company’s acquisition of First American International Corp., which was effective as of October 15, 2018, and to the Private Placement:

	Pro Forma Company Level	Pro Forma Bank Level
	Consolidated Capital Ratios	Consolidated Capital Ratios at
	at September 30, 2018	September 30, 2018
Tangible Common Equity / Tangible Assets	10.18%	10.26%
Leverage Ratio	11.39%	11.18%
Tier 1 Ratio	14.92%	15.20%
CET1 Capital Ratio	14.40%	15.20%
Total Capital Ratio	20.45%	16.02%

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Number	Description

4.1	Indenture, dated November 29, 2018, by and between RBB Bancorp and UMB Bank, N.A., as trustee.

4.2	Form of 6.18% Fixed-to-Floating Subordinated Note due 2028

10.1	Form of Subordinated Note Purchase Agreement, dated November 29, 2018, by and among RBB Bancorp and the Purchasers

10.2	Form of Registration Rights Agreement, dated November 29, 2018, by and among RBB Bancorp and the Purchasers

99.1	Press Release of RBB Bancorp, Inc., dated November 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

RBB BANCORP (Registrant)

Date: November 29, 2018	By:	/s/ David Morris
David Morris
Executive Vice President and Chief Financial Officer

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